Exhibit 99.1

Ridgepost Capital Completes Acquisition of Stellus Capital Management, a Leading U.S. Direct Lender Specializing in the Lower-Middle Market

DALLAS, June 22, 2026 — Ridgepost Capital, Inc. (NYSE: RPC) (“Ridgepost” or “Ridgepost Capital”) today announced it has completed its previously announced acquisition of Stellus Capital Management, LLC (“Stellus”), a leading U.S. direct lender focused on the lower-middle market with approximately $4 billion in assets under management. Stellus will continue to be managed by its current partners who will lead day-to-day operations, including investment decisions and investment committee processes.

“Closing the Stellus transaction marks another significant milestone in Ridgepost’s strategy to partner with leading specialized investment managers operating in the middle and lower-middle market,” said Luke Sarsfield, Ridgepost Capital Chairman and Chief Executive Officer. “This acquisition is a natural fit with Ridgepost’s lower-middle market GP ecosystem, creating growth opportunities and further differentiating our investment strategies. Stellus’ longstanding operating history and track record will meaningfully enhance our private credit capabilities, underpinned by a shared philosophy of investment excellence and long-term value creation for clients.”

“We are pleased to join Ridgepost’s leading alternatives platform and begin this next phase of growth together,” said Robert Ladd, Managing Partner of Stellus. “Ridgepost’s broad and collaborative platform, extensive sponsor relationships, and commitment to partnership strengthen our ability to originate attractive investment opportunities across our BDCs and private funds. We are confident this combination offers access to expertise and insights from complementary investment managers, allowing us to better meet the evolving needs of our investors.”

Based in Houston, TX, Stellus is an established direct lending platform that provides senior-secured loans to sponsor-backed, lower-middle market companies in the U.S. With $3.8 billion in assets under management as of March 31, 2026, including $2.6 billion in fee-paying AUM, more than 70% of its fee-related revenue is generated from permanent capital vehicles. Stellus’ senior team has been investing together for over 22 years and has deployed in excess of $10.5 billion of capital across over 375 companies during that time.

Kirkland & Ellis LLP and Troutman Pepper Locke LLP served as legal advisors to Ridgepost Capital.

Goldman, Sachs & Co. acted as exclusive financial advisor and Eversheds Sutherland (US) LLP and Winston & Strawn LLP served as legal advisors to Stellus.

About Ridgepost Capital

Ridgepost Capital (NYSE: RPC) is a leading private markets solutions provider with over $45 billion in assets under management as of March 31, 2026. Ridgepost Capital invests across

ridgepostcapital.com

Private Equity, Private Credit, and Venture Capital in access-constrained strategies, with a focus on the middle and lower-middle market. Ridgepost Capital’s products have a global investor base and aim to deliver compelling risk-adjusted returns. For additional information, please visit www.ridgepostcapital.com.

About Stellus Capital Management

Stellus is one of the longest tenured direct lenders specializing in senior secured, sponsor-backed loans in the lower-middle market. Formed within the D.E. Shaw Group in 2004, Stellus spun out in 2012 and today manages approximately $4 billion across various investment vehicles, including closed-end institutional funds, a public BDC (NYSE: SCM), and a perpetual private BDC. Stellus is a single strategy firm, and its founding partners have been investing together in the lower-middle market for 22+ years with a track record of over $10.5 billion deployed across more than 375 transactions and over 200 unique private equity sponsors since inception. Stellus is headquartered in Houston, TX with offices in the Washington, D.C. area and Charlotte, NC. Stellus is a strategy of Ridgepost Capital, Inc. (NYSE: RPC), a diversified, multi-asset investment platform. Learn more at www.stelluscapital.com.

Forward-Looking Statements

Some of the statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance, and business. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates, or expectations contemplated will be achieved. Forward-looking statements reflect management’s current plans, estimates, and expectations, and are inherently uncertain. All forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors that may cause actual results to be materially different, including risks related to: global and domestic market and business conditions; successful execution of business and growth strategies; regulatory factors relevant to our business; changes in our tax status; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; our ability to make acquisitions and successfully integrate the businesses we acquire, including Stellus Capital Management, LLC; assumptions relating to our operations, financial results, financial condition, business prospects and growth strategy; the timing and amount of any share repurchases; and our ability to manage the effects of events outside of our control. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (“SEC”) on February 27, 2026 and in our subsequent reports filed from time to time with the SEC, including our Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 8, 2026. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

Ridgepost Capital Investor Contact:
Brian McKenna

info@ridgepostcapital.com

Ridgepost Capital Media Contact:
Prosek Partners
pro-ridgepost@prosek.com